                                                                    Exhibit 4.1

          NUMBER                                            SHARES

  BED

                                    (LOGO)


                                                        CUSIP 076446 30 1

                                                         SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS
                                                        AND RESTRICTIONS

                       BEDFORD PROPERTY INVESTORS, INC.

         A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF MARYLAND

  This
  Certifies
  that


    is the
  owner of

             FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                         $.02 PAR VALUE PER SHARE, OF

       =============== BEDFORD PROPERTY INVESTORS, INC. ===============

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the charter and Bylaws of the Corporation, as amended or supplemented, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by his acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

    Dated:

(SEAL)                       (SIG)                        (SIG)

                           SECRETARY             CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED
         MELLON SECURITIES TRUST COMPANY
                  (NEW YORK, N.Y.)               TRANSFER AGENT
                                                  AND REGISTRAR

BY

                                           AUTHORIZED SIGNATURE

                             CERTIFICATE OF STOCK

                               IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series,
(i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The shares represented by this certifcate are subject to the restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of five percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of five percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(b) of the Code or otherwise cause the Corporation to fail to qualify as a REIT, and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                                -------------

         KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
     OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
           CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                                -------------

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

    TEN COM -- as tenants in common                                  UNIF GIFT MIN ACT -- ____________ Custodian ____________
    TEN ENT -- as tenants by the entireties                                                  (Cust)                 (Minor)
    JT TEN  -- as joint tenants with right of                                             under Uniform Gifts to Minors
               survivorship and not as tenants                                            Act of ___________________________
               in common                                                                                  (State)

   Additional abbreviations may also be used though not in the above list.

    For value received, ____________________ hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

   --------------------------------------
   /                                     /
   --------------------------------------

   ____________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

   ____________________________________________________________________________

   ____________________________________________________________________________

   _____________________________________________________________________ shares of Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint
   __________________________________________________________________ Attorney
   to transfer the said shares of Common Stock on the books of the Corporation, with full power of subsititution in the premises.

   Dated ___________________________

                NOTICE:
                        ________________________________________________________
                        THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH
                        THE NAME WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.